WPX Energy, Inc.
SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS

	Beginning Balance	Charged (Credited) to Costs and Expenses	Other	Deductions	Ending Balance

2015:
Allowance for doubtful accounts—accounts and notes receivable(a)	$6	$5	$—	$(5)	$6
Deferred tax asset valuation allowance(b)	118	3	3	—	124
Price-risk management credit reserves—assets(a)(c)	1	—	—	—	1
2014:
Allowance for doubtful accounts—accounts and notes receivable(a)	$7	$—	$—	$(1)	$6
Deferred tax asset valuation allowance(b)	102	(1)	17	—	118
Price-risk management credit reserves—assets(a)(c)	—	—	1	—	1
2013:
Allowance for doubtful accounts—accounts and notes receivable(a)	$11	$(3)	$—	$(1)	$7
Deferred tax asset valuation allowance(b)	19	80	3	—	102
 __________

(a)	Deducted from related assets.

(b)	Deducted from related assets, with a portion included in assets held for sale.

(c)	Included in revenues.